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                            REGISTRATION RIGHTS AGREEMENT

                             Dated as of October 14, 1997


                                     by and among


                                 CELLSTAR CORPORATION

                                         and

                               BEAR, STEARNS & CO. INC.
                                         and
                                CHASE SECURITIES INC.



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

                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.  SHELF REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . .   5

3.  LIQUIDATED DAMAGES . . . . . . . . . . . . . . . . . . . . . . . . . .   7

4.  REGISTRATION PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . .   8

5.  REGISTRATION EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . .  13

6.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

7.  CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

8.  RULE 144A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    (a)  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    (b)  NO INCONSISTENT AGREEMENTS. . . . . . . . . . . . . . . . . . . .  17
    (c)  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . . .  17
    (d)  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    (e)  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . .  18
    (f)  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    (h)  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    (j)  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .  19

    This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of October 14, 1997 by and among CellStar Corporation, a Delaware corporation (the "COMPANY"), and Bear, Stearns & Co. Inc. and Chase Securities Inc. (collectively, the "INITIAL PURCHASERS"), which Initial Purchasers have agreed to purchase from the Company up to $130,000,000 principal amount of the Company's 5% Convertible Subordinated Notes Due 2002 (the "NOTES"), with an option, for the sole purpose of covering over-allotments in connection with the sale of the Notes, to purchase up to an additional $20,000,000 aggregate principal amount of Notes, pursuant to the Purchase Agreement (as defined below).

    This Agreement is made pursuant to the Purchase Agreement, dated October 7, 1997 (the "PURCHASE AGREEMENT"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers listed in Schedule I thereto to purchase the Notes, and for the benefit of the Holders from time to time of the Transfer Restricted Securities (as defined below), the Company has agreed to provide the registration rights set forth in this Agreement.

    The parties hereby agree as follows:

1.  DEFINITIONS

    As used in this Agreement, the following capitalized terms shall have the following meanings:

    "ACT":  As defined in the final paragraph of this Section 1.

    "AGREEMENT":  As defined in the preamble hereto.

    "BUSINESS DAY": A day other than a Saturday, a Sunday, a day on which the banking institutions in the State and City of New York are authorized or obligated by law or executive order to close or a day that is declared a national or New York state holiday.

    "CLOSING DATE":  October 14, 1997.

    "COMMISSION":  Securities and Exchange Commission.

    "COMMON STOCK": Common Stock of the Company, par value $.01 per share, or other securities issuable upon conversion of the Notes pursuant to the Indenture.

    "COMPANY":  As defined in the preamble hereto.

    "COMPANY COUNSEL":  As defined in Section 2(a) hereof.

    "CONTROLLING PERSON":  As defined in Section 6(a) hereof.

    "DAMAGES PAYMENT DATE": Each of the semi-annual interest payment dates provided in the Indenture, to be determined as if Notes are outstanding even if all Notes have been converted to shares of Common Stock or are otherwise not outstanding.

    "EFFECTIVENESS PERIOD":  As defined in Section 2(a)(ii) hereof.

    "EFFECTIVENESS TARGET DATE":  The 120th day after the Closing Date.

    "EXCHANGE ACT": Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "HOLDER":  Each registered owner of any Transfer Restricted Security.

    "INDEMNIFIED HOLDER":  As defined in Section 6(a) hereof.

    "INDENTURE": The Indenture, dated as of October 14, 1997, by and between the Company and The Bank of New York, as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

    "INITIAL PURCHASERS":  As defined in the preamble hereto.

    "LIQUIDATED DAMAGES":  As defined in Section 3(a) hereof.

    "LOSSES":  As defined in Section 6(a) hereof.

    "NOTES":  As defined in the preamble hereto.

    "OFFERING CIRCULAR" The Offering Circular dated as of October 7, 1997, relating to the Notes, as such Offering Circular may be amended or supplemented.

    "PERSON": A corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

    "PROSPECTUS": The prospectus included in the Shelf Registration Statement, as amended or supplemented including, without limitation, by any post-effective amendments thereto, and all material incorporated by reference into such prospectus.

    "PURCHASE AGREEMENT":  As defined in the preamble hereto.

    "RECORD HOLDER": (i) with respect to any Damages Payment Date relating to any Note that is a Transfer Restricted Security as to which any Liquidated Damages have accrued, the registered Holder of such Note on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to any Common Stock that is a Transfer Restricted Security as to which any such Liquidated Damages have accrued, the registered holder of such Common Stock 15 days prior to such scheduled Damages Payment Date.

    "REGISTRATION DEFAULT":  As defined in Section 3(a) hereof.

    "REQUISITE INFORMATION":  As defined in Section 2(b) hereof.

    "SECURITIES ACT": Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "SHELF REGISTRATION STATEMENT":  As defined in Section 2(a) hereof.

    "TARGETED FILING DATE":  The 60th day after the Closing Date.

    "TIA": The Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture.

    "TRANSFER RESTRICTED SECURITIES": Each Note, and any Common Stock issued upon conversion of any Note, until the earliest to occur of (i) the date on which such Note or Common Stock, as the case may be, has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) the date on which such Note or Common Stock, as the case may be, has been sold to the public in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or is transferable to the public pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto) or (iii) has otherwise been transferred and a new Note or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with the Indenture.

    "UNDERWRITTEN OFFERING": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

    References herein to the term "Holders of a majority in aggregate principal amount of Transfer Restricted Securities" or words to a similar effect shall mean, with respect to any request, notice, demand, objection or other action by the holders of Transfer Restricted Securities hereunder or pursuant hereto (each, an "ACT"), registered holders of a number of shares of then outstanding Common Stock constituting Transfer Restricted Securities and an aggregate principal amount of then outstanding Notes constituting Transfer Restricted Securities, such that the sum of such shares of Common Stock and the shares of Common Stock issuable upon conversion of such Notes constitute in excess of 50% of the sum of all of the then outstanding shares of Common Stock constituting Transfer Restricted Securities and the number of shares of Common Stock issuable upon conversion of then outstanding Notes constituting Transfer Restricted Securities. For purposes of the immediately preceding sentence, any Holder may elect to take any Act with respect to all or any portion of the Transfer Restricted Securities held by it and only the portion as to which such Act is taken shall be included in the numerator of the fraction described in the preceding sentence.

2.  SHELF REGISTRATION

    (a)  The Company hereby agrees to use all reasonable efforts to:

         (i) file with the Commission no later than the Targeted Filing Date, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision thereto) covering all of the Transfer Restricted Securities (the "SHELF REGISTRATION STATEMENT"); and

         (ii) cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act by the Effectiveness Target Date, and use all reasonable efforts to keep the Shelf Registration Statement continuously effective and available for resale of the Transfer Restricted Securities under the Securities Act for the period (the "EFFECTIVENESS PERIOD") ending on the earlier of (A) the date that is two years after the date on which all the Notes are issued (including those issued pursuant to the over-allotment option granted to the Initial Purchasers in the Purchase Agreement) to the Initial Purchasers, (B) the date on which there ceases to be outstanding any Transfer Restricted Securities, and (C) the date on which the Company receives an opinion from its legal counsel ("COMPANY COUNSEL") to the effect that all Transfer Restricted Securities can be freely traded without the continued effectiveness of the Shelf Registration Statement.

    (b) The Company may require each Holder of Transfer Restricted Securities as to which any registration is being effected to furnish to the Company, within 20 Business Days after written request therefor has been made by the Company, such information regarding the distribution of such Holder's Transfer Restricted Securities as is required by law to be disclosed in the Shelf Registration Statement (the "REQUISITE INFORMATION"), such information to be solicited substantially in the form of the questionnaire attached to the Offering Circular as Annex B.

         The Company shall file prospectus supplements pursuant to Rule 424 under the Securities Act (or any successor provision thereto) to amend or supplement the Shelf Registration Statement to include in the Shelf Registration Statement the Requisite Information as to each Holder (and the Transfer Restricted Securities held by such Holder) that provides notice to the Company of the Requisite Information. The Company shall file such a prospectus supplement with the Commission no less than once every twenty Business Days if during such period the Company receives notice from any Holder which includes the Requisite Information with respect to any such Holder; provided, however, that in the event the Company receives notice from any Holders which includes the Requisite Information with respect to such Holders and such Requisite Information pertains to at least $1,000,000 principal amount of Notes and/or a comparable amount of underlying Common Stock, the Company shall file such a prospectus supplement with the Commission within ten Business Days of the receipt of such notice. The Company shall provide each Holder a copy of such Prospectus as so amended or supplemented containing the Requisite Information within three Business Days of filing such Prospectus with the Commission in order to permit such Holder to comply with the prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Transfer Restricted Securities.

         No Holder shall be entitled to use the Prospectus unless and until such Holder shall have furnished the information required by this Section 2(b) in accordance with the first or second paragraph hereof and such information with respect to such Holder shall have been included in the Prospectus. If any information furnished to the Company by a Holder for inclusion in the Shelf Registration Statement or the Prospectus becomes materially misleading, such Holder agrees (i) to furnish promptly to the Company all information required to be disclosed in such Shelf Registration Statement in order to make the information previously furnished to the Company not materially misleading and
(ii) to stop selling or offering for sale Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of a supplemented or amended Prospectus as contemplated by Section 4(b)(xi) hereof.

3.  LIQUIDATED DAMAGES

    (a) The Company and the Initial Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations pursuant to Section 2 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, the Company hereby agrees to pay liquidated damages ("LIQUIDATED DAMAGES") to each Holder of Transfer Restricted Securities under the circumstances and to the extent set forth below:

         (i) if the Shelf Registration Statement has not been filed with the Commission on or prior to the Targeted Filing Date; or

         (ii) if the Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Target Date; or

         (iii) if, at any time during the Effectiveness Period for a period of time which shall exceed 60 days in the aggregate in any 360-day period, the Shelf Registration Statement has been declared effective by the Commission and such Shelf Registration Statement ceases to be effective (without being succeeded on the same day by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is immediately declared effective) or use of the Prospectus is suspended pursuant to Section 4(c);

(any of the foregoing, a "REGISTRATION DEFAULT"). In the event of any such Registration Default, the Company shall pay as the sole remedy Liquidated Damages to each Holder of Transfer Restricted Securities accruing at a rate equal to 25 basis points (0.25%) per annum on (A) where such Transfer Restricted Securities are Notes, the aggregate principal amount of such Notes held by such Holder and (B) where such Transfer Restricted Securities are shares of Common Stock issued upon conversion of Notes, the aggregate principal amount of Notes that were converted into such shares, which rate shall in any case increase by an additional 25 basis points (0.25%) per annum on the first day of any subsequent 90-day period that the Registration Default remains uncured up to a maximum rate equal to 100 basis points (1.0%) per annum. Following the cure of all Registration Defaults relating to any Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease (without in any way limiting the effect of any subsequent Registration Default). A Registration Default under clause (i) above shall be cured on the date that the Shelf Registration Statement is filed with the Commission; a Registration Default under clause (ii) above shall be cured on the date that the Shelf Registration Statement is declared effective by the Commission; and a Registration Default under clause (iii) above shall be cured on the date a post-effective amendment to the Shelf

Registration Statement is declared effective or suspension of the use of the Prospectus is withdrawn.

    (b) The Company shall notify the Trustee of a Registration Default within one Business Day after each and every date on which such a Registration Default occurs. Liquidated Damages shall be paid by the Company to the Record Holders on each Damages Payment Date in accordance with the procedures required by the Indenture for the payment of interest to the various Holders of the Notes, in the case of the Notes, or by mailing checks to their registered addresses as they appear in the register of the Company for the Common Stock, in the case of the Common Stock; PROVIDED, HOWEVER, that any Liquidated Damages accrued with respect to any Note or portion thereof called for redemption on a redemption date, repurchased in connection with a Change of Control Offer (as defined in the Indenture) on a repurchase date, or converted into Common Stock on a conversion date after which the Record Holders have been determined and prior to the Damages Payment Date, shall, in any such event, be paid instead to the holder who submitted such Note or portion thereof for redemption, repurchase or conversion. Each obligation to pay Liquidated Damages shall be deemed to commence accruing on the date of the applicable Registration Default and to cease accruing when all Registration Defaults have been cured.

    (c) All of the Company's obligations set forth in this Section 3 which are outstanding with respect to any Transfer Restricted Securities at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

    (d) Any payments due and payable pursuant to this Section 3 shall be subject to the provisions of Article XV of the Indenture as if such payments were additional interest on the Notes.

4.  REGISTRATION PROCEDURES

    (a) The parties hereto agree that the Transfer Restricted Securities shall not be sold in any Underwritten Offering and the Company shall in no event be required to cooperate with or pay for any Underwritten Offering.

    (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement, during the Effectiveness Period the Company shall:

         (i) use all reasonable efforts to keep the Shelf Registration Statement continuously effective for the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) to not be effective or to not be usable for resales of Transfer Restricted Securities during the Effectiveness Period, the Company shall in the case of clause (A) file promptly an appropriate amendment to the Shelf Registration Statement or a supplement to the Prospectus correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use all reasonable efforts to cause such amendment, if applicable, to be declared effective or the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter;

         (ii) furnish to each of the Initial Purchasers and to counsel for the Initial Purchasers, before filing with the Commission, copies of the Shelf Registration Statement and the Prospectus included therein, and any pre-effective amendments thereof, which documents shall be subject to the review of the Initial Purchasers and such counsel for a period of at least five Business Days; and shall consider any requests for additions to or modifications of the Shelf Registration Statement and the Prospectus, included therein and any pre-effective amendments thereto reasonably made by any Initial Purchaser or counsel for the Initial Purchasers;

         (iii) use all reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; use all reasonable efforts to cause the Prospectus to be supplemented by any required Prospectus supplement within the time period specified in Section 2(b) hereof, and as so supplemented, cause the Prospectus to be filed pursuant to Rule 424 under the Securities Act and to comply fully with the applicable provisions of Rule 424 under the Securities Act in a timely manner; and use all reasonable efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus;

         (iv) use all reasonable efforts to notify the selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus, any Prospectus supplement or any post-effective amendment to the Shelf Registration Statement applicable to such Holder has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any of the preceding purposes or (D) of the existence of any fact or of the happening of any event (but not the substance or details of any such fact or event) that makes untrue any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading;

         (v) if at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (vi) if requested by any selling Holder, within the time period specified in Section 2(b) hereof, use all reasonable efforts to incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment, if necessary, such Requisite Information as such selling Holders request to have included therein, and use all reasonable efforts to make all required filings of any such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that the Company shall not be required to take any action pursuant to this Section 4(b)(vi) that would, in the opinion of Company Counsel, violate applicable law or to include information to which the Company reasonably objects;

         (vii) deliver to each selling Holder, without charge, as many copies of the Shelf Registration Statement and the Prospectus (including each preliminary prospectus intended for public distribution) (including documents incorporated by reference therein and exhibits thereto) and any amendment or supplement thereto as such selling Holder reasonably may request; subject to Section 4(c) below, the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto in conformity with the Plan of Distribution set forth in the Prospectus and in compliance with all applicable laws and this Agreement;

         (viii) take all such other actions in connection therewith as are reasonable and customary in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities in connection with any sale or resale pursuant to the Shelf Registration Statement contemplated by this Agreement;

         (ix) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such domestic jurisdictions as the selling Holders may reasonably request; and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not now so qualified, (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject or
    (iii) subject itself to taxation in any jurisdiction if it is not so subject;

         (x) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the selling Holders may request, provided that such request is made at least two Business Days prior to any sale of Transfer Restricted Securities;

         (xi) as soon as reasonably practicable after the occurrence of any fact or event of the kind described in Section 4(b)(iv)(D) above, use all reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary, to make the statements made therein not misleading in the light of the circumstances in which they were made; PROVIDED, HOWEVER, that notwithstanding anything to the contrary herein, the Company shall not be required to prepare and file such a supplement or post-effective amendment or document if the fact no longer exists;

         (xii) provide a CUSIP number for all Notes (which shall be a separate number for any Notes that are not Transfer Restricted Securities) not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with printed certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company;

         (xiii) make generally available to its security holders, in a regular filing on Form 10-Q or Form 10-K, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period commencing after the effective date of the Shelf Registration Statement;

         (xiv) cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA, and execute, and use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

         (xv) cause the Common Stock covered by the Shelf Registration Statement to be listed on the Nasdaq Stock Market or such other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted; and

         (xvi) provide promptly to each Holder upon request any document filed with the Commission pursuant to the requirements of Section 13 and
    Section 15 of the Exchange Act.

    (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact or event of the kind described in Section 4(b)(iv)(D) hereof, such Holder shall:
(i) keep the fact of such notice confidential and (ii) stop selling or offering for sale Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of a supplemented or amended Prospectus as contemplated by Section 4(b)(xi) hereof, or until it receives advice in writing from the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder shall deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.

    (d) Notwithstanding any provision of this Agreement to the contrary, it shall not be a breach or violation of any obligation of the Company hereunder if the Company fails to take any action otherwise required hereunder because, in its reasonable determination, such action would require the Company to disclose material, non-public information that the Company has a BONA FIDE business or legal reason for not disclosing regardless of whether the Company caused such material, non-public information to exist; PROVIDED, that any suspension of the use of the Prospectus included in the Shelf Registration Statement as a result of this Section 4(d) shall not effect the Company's obligation to pay Liquidated Damages pursuant to Section 3.

    (e) The Company shall have no obligation to keep a Prospectus usable or to give notice that a Prospectus is not usable by a particular Holder to the extent such Prospectus is not usable by such Holder because current Requisite Information with respect to such Holder is not included therein because such Holder has not provided such information to the Company in accordance with
Section 2(b).

5.  REGISTRATION EXPENSES

    The following expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether the Shelf Registration Statement becomes effective: (i) all registration and filing fees and expenses; (ii) all fees and expenses associated with compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing of copying (including printing of any certificates evidencing the Notes and copying of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of Company Counsel; (v) all application and filing fees in connection with listing any securities on a national securities exchange or automated quotation system; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

    The Company shall, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

6.  INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "LOSSES"), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Holder for use therein; and provided further, however, that the foregoing indemnity shall not inure to the benefit of any Indemnified Holder if the person asserting such Loss (A) purchased a Transfer Restricted Security and the Indemnified Holder, or someone acting on the Indemnified Holder's behalf, did not deliver to such person at or prior to the written confirmation of the sale of such Transfer Restricted Security a Prospectus (as then amended or supplemented, if the company furnishes any amendments or supplements thereto) and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense; or (B) received a Prospectus or an amendment or supplement thereto in violation of Section 4(c) of this Agreement if such violation caused such Loss. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement that involves the company or any Indemnified Holder.

         (b) In case any action or proceeding (including, without limitation, any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (PROVIDED that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement except to the extent the Company is prejudiced by such failure). In case any such action is brought against an Indemnified Holder, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and to the extent it elects by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume and control the defense thereof with counsel reasonably satisfactory to such Indemnified Holder. Notwithstanding the foregoing, the Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, PROVIDED that the fees and expenses of such counsel shall be at the expense of the Company if (i) the Company has failed to assume the defense and employ counsel reasonably satisfactory to the Holders or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Holder and the Company and such Indemnified Holder shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company;
PROVIDED, FURTHER, that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel, which firm shall be designated by the Holders and shall be subject to the Company's approval, not to be unreasonably withheld, in connection with any action or separate but related actions in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, which consent shall not be unreasonably withheld or delayed, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any Loss by reason of any settlement of any action effected with the Company's written consent. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of a judgment in or otherwise seek to terminate any pending or threatened litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

         (c) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder for use in the Shelf Registration Statement or Prospectus. In case any action or proceeding shall be brought against any of Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, and each of the Company or its directors or officers of such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the securities registered pursuant to provisions hereof giving rise to such indemnification obligation.

7.  CONTRIBUTION.

    If the indemnification provided for in Section 6 hereof is unavailable to a party entitled to indemnification in respect of any Losses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or (ii) if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company on the one hand of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of each indemnifying party set forth herein shall be in addition to any liability or obligation such indemnifying party may otherwise have to any indemnified party, including under this Agreement.

8.  RULE 144A

    The Company hereby agrees with each Holder, during the Effectiveness
Period, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchase of such Transfer Restricted Securities from such Holder or beneficial owner, any information required to be supplied to a Holder by Rule 144A(d)(4) under the Securities Act (so long as such information is required to permit such transfer under Rule 144A) in order to permit and sales of such Transfer Restricted Securities pursuant to Rule 144A.

9.  MISCELLANEOUS

    (a) REMEDIES. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by such party of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate; PROVIDED; HOWEVER, that the parties hereto acknowledge and agree that the sole remedy for a Registration Default shall be a right to Liquidated Damages as provided in Section 3 hereto.

    (b) NO INCONSISTENT AGREEMENTS. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

    (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of Transfer Restricted Securities.

    (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return-receipt requested), or courier guaranteeing overnight delivery:

         (i) if to a Holder, at the address set forth on the records of the Note registrar under the Indenture or the stock register of the Company, as the case may be, with a copy to the Note registrar under the Indenture or the transfer agent, as applicable; and

         (ii) if to the Company:

              CellStar Corporation
              1730 Briercroft Drive
              Carrollton, Texas 75006
              Attention:

              with a copy to:

              Haynes and Boone, LLP
              3100 NationsBank Plaza
              901 Main Street
              Dallas, Texas 75202-3789
              Attention: William R. Hays, III

    All such notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

    (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

    (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions contained herein shall not be affected or impaired thereby.

    (j) ENTIRE AGREEMENT. This Agreement, together with the other Transaction Agreements (as defined in the Purchase Agreement), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                       [REMAINDER OF PAGE INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       CELLSTAR CORPORATION


                                       By: /s/ Elaine Flud Rodriguez
                                          -----------------------------------
                                          Name:  Elaine Flud Rodriguez
                                          Title: Vice President and Secretary


BEAR, STEARNS & CO. INC.


By: /s/ Stephen Parish
   ---------------------------------
Name:  Stephen Parish
Title: Senior Managing Director



CHASE SECURITIES INC.


By: /s/ Joseph C. Purcell
   ---------------------------------
Name:  Joseph C. Purcell
Title: Vice President